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                                                                    Exhibit 10.1


               CONTRIBUTION, ASSIGNMENT AND AMENDMENT AGREEMENT

     This CONTRIBUTION, ASSIGNMENT AND AMENDMENT AGREEMENT is made as of June 8, 2001, between Plains All American Inc., a Delaware corporation (the "Departing GP"), Plains AAP, L.P., a Delaware limited partnership (the "GP LP") and Plains All American GP LLC, a Delaware limited liability company ("Successor GP LLC"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investor Agreements (as defined below).

                                   RECITALS

          WHEREAS, the Departing GP has entered into a Unit Transfer and Contribution Agreement, dated as of May 8, 2001, as amended (the "Kafu Agreement"), among Kafu Holdings, LLC, Plains Resources Inc. ("Parent"), the Departing GP and PAAI LLC ("Seller");

          WHEREAS, the Departing GP has entered into a Unit Transfer and Contribution Agreement, dated as of May 8, 2001 (the "Sable Agreement"), among Sable Investments, L.P., Sable Holdings, L.P., James C. Flores, Parent, the Departing GP and Seller;

          WHEREAS, the Departing GP has entered into a Unit Transfer and Contribution Agreement, dated as of May 8, 2001, as amended (the "EnCap Agreement"), among E-Holdings III, L.P., Parent, the Departing GP and Seller;

          WHEREAS, the Departing GP has entered into a Unit Transfer and Contribution Agreement, dated as of June 8, 2001 ( the "Raymond Agreement") among John T. Raymond, Parent, the Departing GP and Seller;

          WHEREAS, the Departing GP has entered into a Unit Transfer and Contribution Agreement, dated as of June 8, 2001 (the "Strome Agreement") among Mark E. Strome, Parent, the Departing GP and Seller;

          WHEREAS, the Departing GP has entered into a Unit Transfer and Contribution Agreement, dated as of June 8, 2001 (the "Strome Hedgecap Fund Agreement") among Strome Hedgecap Fund L.P., Parent, the Departing GP and Seller;

          WHEREAS, the Departing GP has entered into a Contribution Agreement, dated as of June 8, 2001 (the "Management Entity Contribution Agreement" and together with the Kafu Agreement, the Sable Agreement, the EnCap Agreement, the Raymond Agreement, the Strome Agreement and the Strome Hedgecap Fund Agreement, the "Investor Agreements") among PAA Management, L.P., Parent and the Departing GP;

          WHEREAS, the Departing GP has agreed, as a condition to the closing of the transactions contemplated by the Investor Agreements, to contribute the LLC Incentive Distribution Rights to Successor GP LLC as its capital contribution as a member of Successor GP LLC;

          WHEREAS, Successor GP LLC has agreed, as a condition to the closing of the transactions contemplated by the Investor Agreements, to contribute the LLC Incentive Distribution Rights to the GP LP as its capital contribution as the general partner of the GP LP;

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          WHEREAS, the Departing GP has agreed, as a condition to the closing of the transactions contemplated by the Investor Agreements, to contribute, among other things, the GP Interest, the Operating Partnerships GP Interests and the LP Incentive Distribution Rights to the GP LP as its capital contribution as the GP LP's limited partner;

          WHEREAS, the GP LP desires to assume the rights and duties of the general partner of Plains All American Pipeline, L.P. (the "Partnership") and the Operating Partnerships and to be bound by the provisions of the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 23, 1998, as amended (the "Partnership Agreement"), and the Operating Partnership Agreements; and

          WHEREAS, the GP LP desires to consent, pursuant to Section 10.2 of the Partnership Agreement, to the admission of Sable Holdings, Raymond, Strome Hedgecap, Strome, Kafu and E-Holdings as Substituted Limited Partners (as defined in the Partnership Agreement) in the Partnership.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I.
   Contributions of Partnership Interests and Incentive Distribution Rights

     1.1  Contribution by Departing GP to Successor GP LLC.  Departing GP hereby
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grants, contributes, transfers and conveys to Successor GP LLC, its successors and assigns, all right, title and interest in and to the LLC Incentive Distribution Rights and Successor GP LLC hereby accepts the LLC Incentive Distribution Rights as a contribution to the capital of Successor GP LLC.

     TO HAVE AND TO HOLD the LLC Incentive Distribution Rights unto Successor GP LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     1.2  Contribution by Successor GP LLC to GP LP.  Successor GP LLC hereby
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grants, contributes, transfers and conveys to GP LP, its successors and assigns, all right, title and interest in and to the LLC Incentive Distribution Rights and GP LP hereby accepts the LLC Incentive Distribution Rights as a contribution to the capital of GP LP.

     TO HAVE AND TO HOLD the LLC Incentive Distribution Rights unto GP LP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     1.3  Contribution by Departing GP to GP LP.  Departing GP hereby grants,
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contributes, transfers and conveys to GP LP, its successors and assigns, all right, title and interest in and to the LP Incentive Distribution Rights, the GP Interest and the Operating Partnerships GP Interests and GP LP hereby accepts the LP Incentive Distribution Rights, the GP Interest and the Operating Partnerships GP Interests as a contribution to the capital of GP LP.

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     TO HAVE AND TO HOLD the LP Incentive Distribution Rights, the GP Interest
and the Operating Partnerships GP Interests unto GP LP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     The Partnership hereby acknowledges receipt of the opinion of counsel required in Section 4.6(c) of the Partnership Agreement.

     1.4  Further Assurances.  From time to time after the date hereof, and
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without any further consideration, Departing GP shall execute, acknowledge and deliver all such additional assignments, stock powers, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be reasonably necessary or appropriate more fully and effectively to assure GP LP and Successor GP LLC, their respective successors and assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges by this Agreement granted to GP LP and Successor GP LLC with respect to the LLC Incentive Distribution Rights, the LP Incentive Distribution Rights, the GP Interest and the Operating Partnerships GP Interests or which are intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

                                  ARTICLE II.
Succession of General Partner of the Partnership and the Operating Partnerships

     2.1  Withdrawal of Departing GP as General Partner of Operating
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Partnerships.  Effective immediately prior to the contribution of the GP
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Interest and the Operating Partnerships GP Interests pursuant to Section 1.3 and, pursuant to Section 11.1(a)(ii) of each of the Partnership Agreement and the Operating Partnership Agreements, Departing GP hereby withdraws as general partner of the Partnership and the Operating Partnerships and proposes GP LP to act and serve as sole general partner of the Partnership and the Operating Partnerships.

     2.2  GP LP as Successor General Partner of the Partnership and the
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Operating Partnerships.  Effective immediately prior to the transfer to GP LP
----------------------
of the GP Interest and the Operating Partnerships GP Interests pursuant to
Section 1.3, GP LP accepts and agrees to duly and timely pay, perform and discharge the rights, duties and obligations of the general partner of the Partnership and the Operating Partnerships and all of the terms and conditions of the Partnership Agreement and the Operating Partnership Agreements in accordance with Section 10.3 of the Partnership Agreement and Section 10.4 of the Operating Partnership Agreements, and GP LP agrees to serve as general partner of the Partnership and the Operating Partnerships and to be bound by the Partnership Agreement and the Operating Partnership Agreements, as each is amended by this Agreement or as may be further amended by the terms of the Partnership Agreement and the Operating Partnership Agreements, as applicable, and GP LP is hereby admitted as the successor general partner of the Partnership and the Operating Partnerships.

                                 ARTICLE III.
           Assumption of and Indemnification for Certain Liabilities

     3.1  Assumption of Certain Liabilities and Obligations of Departing GP by
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GP LP.  In connection with the transfer of the GP Interest and the Operating
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Partnerships GP Interests and the

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succession by GP LP as general partner of the Partnership and the Operating
Partnerships, GP LP hereby assumes and agrees to duly and timely pay, perform and discharge all liabilities and obligations of the Partnership and each Operating Partnership to the full extent (and only to the extent) that Departing GP, as general partner, has been or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge such liabilities and obligations; provided, however, that such assumption by GP LP is subject to the indemnification provided in Section 3.2.

     3.2  Indemnification of GP LP and Successor GP LLC.  Upon the transfer of
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the GP Interest and the Operating Partnerships GP Interests to GP LP pursuant to
Section 1.3 hereof, Departing GP hereby indemnifies, defends and holds harmless GP LP and Successor GP LLC from and against any and all claims, demands, costs, liabilities and expenses (including court costs and reasonable attorneys' fees) arising from or relating to any liability of GP LP or Successor GP LLC, whether as general partner of the Partnership or an Operating Partnership or pursuant to the assumption by GP LP and Successor GP LLC of liabilities and obligations of the Partnership or an Operating Partnership pursuant to Section 3.1, for liabilities of the Partnership and each Operating Partnership existing at the time of the assignment of the GP Interest and the Operating Partnerships GP Interests to GP LP pursuant to Section 1.3, but only to the extent that Departing GP's share of such liabilities immediately prior to any assignment under Section 1.3 exceeds Departing GP's federal income tax basis in its aggregate partnership interest in the Operating Partnerships. For purposes of this provision, liabilities shall mean only those shown on the balance sheet of the Partnership and the Operating Partnerships as of the date of this Agreement.

                                  ARTICLE IV.
                      Amendments to Partnership Agreement

     4.1  Amendments to the Partnership Agreement.  In order to further the
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purposes of this Agreement and to evidence the increased interest of the general partner in the Partnership issued in exchange for the contributions to the Partnership made pursuant to Section 2.1 hereof, Departing GP, as general partner of the Partnership, having determined that the following amendments would not materially adversely affect the limited partners of the Partnership or have a material adverse effect on the holders of any class of the Partnership's outstanding units, hereby exercises its rights and powers to amend the Partnership Agreement without the approval of any limited partner or assignee pursuant to Section 13.1(d)(i) of the Partnership Agreement and hereby approves and adopts the following amendments to the Partnership Agreement in accordance with Article XIII thereof:

          (a) Section 1.1 is hereby amended by amending the definition of the following term to read in its entirety as follows:

          "Conflicts Committee" means a committee of the Board of Directors of the general partner of the General Partner (or the applicable governing body of any successor to the General Partner) composed entirely of two or more directors who are neither security holders, officers nor employees of the General Partner nor officers, directors or employees of any Affiliate of the General Partner.

          (b) References in the Partnership Agreement to the Board of Directors and officers of the General Partner are hereby amended to refer to the Board of Directors (or the

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comparable governing body of any successor to the General Partner) and officers
(or the comparable governing officials of any successor to the General Partner) of the general partner of the General Partner.

          (c) Section 4.4(c) is hereby amended to read in its entirety as follows:

               (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or owner of the General Partner of any or all of the issued and outstanding stock, membership interests or partnership interests or other ownership interests of the General Partner.

     4.2  Restatement of Partnership Agreements.  Each of the partners of the
          -------------------------------------
Partnership and the Operating Partnerships that is a party hereto agrees to execute and deliver, within a reasonable period of time following the Closing Date, a restated and amended version of each of the Partnership Agreement and the Operating Partnership Agreements to which it is a party incorporating the amendments to such agreement adopted by this Agreement together with such other amendments intended to clarify the agreement as the general partner of such limited partnership determines as are appropriate and not having a material adverse effect on the limited partners of the partnership, and in the case of the Partnership, the holders of outstanding common units therein.

                                  ARTICLE V.
             Consent to Admission of Substituted Limited Partners

     GP LP hereby consents, pursuant to Section 10.2 of the Partnership Agreement, to the admission of Sable Holdings, Raymond, Strome Hedgecap, Strome, Kafu and E-Holdings as Substituted Limited Partners (as defined in the Partnership Agreement) in the Partnership. GP LP represents that as of the date hereof such admissions have been reflected on the books and records of the Partnership.

                                  ARTICLE VI.
                                 Miscellaneous

     6.1  Other Assurances.  From time to time after the date hereof, and
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without any further consideration, each of the parties to this Agreement shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

     6.2  Consents; Restriction on Assignment.  If there are prohibitions
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against or conditions to the contribution and assignment of one or more portions of the assets contributed pursuant to Article II without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature that are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate the GP LP's rights with respect to such portion of the contributed assets (herein called a "Restriction"), then any provision contained
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in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the contributed assets (herein called the "Restriction-Asset") pursuant to this Agreement shall not become effective
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unless and until such Restriction is satisfied, waived or no longer applies.
When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction-Asset subject thereto shall become effective automatically, without further action on the part of GP LP or Departing GP and Departing GP agrees to use its reasonable best efforts to obtain satisfaction of any Restriction on a timely basis. In the event that any Restriction-Asset exists, Departing GP agrees to hold such Restriction-Asset in trust for the exclusive benefit of the assignee or GP LP, as the case may be, and to otherwise use its reasonable best efforts to provide the assignee with the benefits thereof, and Departing GP will enter into other agreements, or take such other action as it may deem reasonably necessary, in order to help ensure that such assignee is entitled to the benefits of the contributed assets and concomitant rights in all material respects.

     6.3  Costs.  The Partnership shall pay all sales, use and similar taxes
          -----
arising out of the contributions, assignments and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the Partnership shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys' fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 6.2.

     6.4  Headings; References; Interpretation.  All Article and Section
          ------------------------------------
headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles, and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

     6.5  Successors and Assigns.  The Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties signatory hereto and their respective successors and assigns.

     6.6  No Third Party Rights.  The provisions of this Agreement are intended
          ---------------------
to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

     6.7  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, all of which together shall constitute one agreement binding on the parties hereto.

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     6.8   Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the contributed assets are deemed located, shall apply.

     6.9   Severability.  If any of the provisions of this Agreement are held by
           ------------
any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

     6.10  Assignment.  To the extent required by applicable law, this Agreement
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shall also be an "assignment" of the assets transferred and contributed as set forth in Article II hereof.

     6.11  Amendment or Modification.  This Agreement may be amended or modified
           -------------------------
from time to time only by the written agreement of all the parties hereto.

     6.12  Integration.  This Agreement supersedes all previous understandings
           -----------
or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

                           [signature page follows]

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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                                   PLAINS ALL AMERICAN INC., a Delaware
                                   corporation


                                   By:_________________________________
                                   Name:   Tim Moore
                                   Title:  Vice President



                                   PLAINS AAP, L.P., a Delaware limited
                                   partnership

                                   By:  Plains All American GP LLC


                                   By:_________________________________
                                   Name:   Tim Moore
                                   Title:  Vice President


                                   PLAINS ALL AMERICAN GP LLC, a Delaware
                                   limited liability company


                                   By:_________________________________
                                   Name:   Tim Moore
                                   Title:  Vice President

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